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                                                                     EXHIBIT 5


                       [GRAY CARY WARE FREIDENRICH LETTERHEAD]

                                   May 30, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     RE: ADOBE SYSTEMS INCORPORATED 1994 STOCK OPTION PLAN -- REGISTRATION STATEMENT ON FORM S-8

Gentlemen and Ladies:

     As legal counsel for Adobe Systems Incorporated, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 3,600,000 shares of the Company's Common Stock which may be issued pursuant to the exercise of options granted under the Adobe Systems Incorporated 1994 Stock Option Plan (the "Plan").

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

     Based on such examination, we are of the opinion that the 3,600,000 shares which may be issued upon the exercise of options granted under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

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GRAY CARY WARE FREIDENRICH

Securities and Exchange Commission
May 30, 1997
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                         Respectfully submitted,

                                         /s/ GRAY CARY WARE FREIDENRICH

                                         GRAY CARY WARE FREIDENRICH
                                         A Professional Corporation